Exhibit 21.1

NAME OF SUBSIDIARY	JURISDICTION OF FORMATION

Whitestone REIT Operating Partnership III GP, LLC	Texas
Whitestone REIT Operating Partnership III LP	Texas
Whitestone REIT Operating Partnership III LP, LTD	Texas
Whitestone REIT Operating Company IV, LLC	Texas
Whitestone Pima Norte LLC	Texas
Whitestone CP West LLC	Texas
Whitestone Offices LLC	Texas
Whitestone Centers LLC	Texas
Whitestone Industrial-Office LLC	Texas
Whitestone Retail Services, L.L.C.	Delaware
Whitestone Brokerage Services, L.L.C.	Texas
Whitestone SunnySlope Village, L.L.C.	Delaware
Whitestone Featherwood, LLC	Texas
Whitestone Shops At Starwood - Phase III, LLC	Delaware
Whitestone Shops At Starwood, LLC	Delaware
Whitestone Terravita Marketplace, LLC	Delaware
Whitestone Pinnacle of Scottsdale, LLC	Delaware
Whitestone Pinnacle of Scottsdale - Phase II, LLC	Delaware
Whitestone Ahwatukee Plaza, LLC	Delaware
Whitestone Brokerage Services AZ, LLC	Arizona
Whitestone Shops at Pinnacle, LLC	Delaware
Whitestone Paradise Village, LLC	Delaware
Whitestone Artesia, LLC	Delaware
Whitestone Fountain Square, LLC	Delaware
Whitestone Village Square at Dana Park, LLC	Delaware
Whitestone Village Square at Dana Park Development Land, LLC	Delaware
Whitestone Pecos Ranch, LLC	Delaware